UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 6, 2003

Date of Report (Date of earliest event reported)

0-25167

Commission File Number

GSL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands                                                                  N/A

(State or other jurisdiction of                              (I.R.S. Employer Identification No.)                        incorporation or organization)

123 South Los Robles Avenue, Pasadena, California 92708

(Address of principal executive offices)

(626) 356-3888

(Issuer's telephone number, including area code)

Bethurum Laboratories, 6371 Richmond #200, Houston, Texas 77057

(Former name, former address and former fiscal year, if changed since last report)

Item 4.    Changes in Registrant's Certifying Accountant

     (a) Previous independent accountants

         (i) Effective February 6, 2003, GSL Holdings, Inc. ("Registrant" or "GSL"), confirmed with its auditors, HJ Associates & Consultants LLP ("HJ"), that the firm would no longer be representing the Registrant as its certifying accountants.  HJ was dismissed by the Company on that date.

         (ii) The reports of HJ on the financial statements of Registrant for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principle; however, the reports were modified to include an explanatory paragraph wherein HJ expressed substantial doubt about the Registrant's ability to continue as a going concern.

         (iii) The change of independent accountants was ratified by the Board of Directors of GSL on February 6, 2003.

         (iv) During GSL's two most recent fiscal years and the subsequent interim period through February 6, 2003, there were no disagreements with HJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved, to HJ's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.  However, HJ's reports on the Company's consolidated financial statements contained an explanatory paragraph describing the uncertainty as to the Company's ability to continue as a going concern.

         (v) During the two most recent fiscal year and the subsequent interim period through February 6, 2003, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

                (a) During the previous two fiscal years and the subsequent interim period through February 6, 2003, HJ did not advise GSL that the internal controls necessary for the registrant to develop reliable financial statements do not exist.

                (b)  During the previous two fiscal years and the subsequent interim period through February 6, 2003, HJ did not advise GSL that any information had come to their attention which had led them to no longer be able to rely on management's representation, or that had made HJ unwilling to be associated with the financial statements prepared by management.

                (c)  During the previous two fiscal years and the subsequent interim period through February 6, 2003, HJ did not advise GSL that the scope of any audit needed to be expanded significantly or that more investigation was necessary.

                (d)  During the previous two fiscal years and the subsequent interim period through February 6, 2003, HJ did not advise GSL that there was any information which the accountants concluded would materially impact the fairness and reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements.

         (vi) The Registrant has requested that HJ Associates & Consultants, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 19, 2003, is filed as Exhibit 16.1 to this Form 8-K.

     (b) New independent accountants

     The Registrant has engaged Kenny H. Lee CPA Group, Inc. ("KHL") as its new independent accountant on February 6, 2003. Prior to February 6, 2003,  the Registrant had not consulted with KHL regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by KHL concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 7.    Financial Statement and Exhibits

     (c) The following documents are filed herewith as exhibits:

     Exhibit 16.1 Letter from HJ Associates & Consultants, LLP dated February 19, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2003

GSL HOLDINGS, INC.

/s/ Luis Chang

Luis Chang, President & CEO

Exhibit 16.1

February 25, 2003

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 of GSL Holding, Inc.'s Form 8-K/A dated February 25, 2003, and we agree with such statements, except that (1) in reference to item (a)(iii), we are not in a position to confirm that the change was ratified by the Board of Directors of GSL Holdings, Inc. on February 6, 2003 as no formal written communication was received by us regarding the change, and (2) we are not in a position to confirm that GSL Holdings, Inc. engaged new principal accountants on February 6, 2003, as referenced in item (b) nor are we able to confirm the representations made therein.

Very truly yours,

/s/ HJ Associates & Consultants, LLP

HJ Associates & Consultants, LLP

Salt Lake City, Utah